Exhibit 10.2

February 1, 2007

Duncan Capital Group LLC
420 Lexington Avenue
Suite 450
New York, NY 10170

Dear Michael:

As you know, pursuant to that certain letter agreement dated as of May 2006 (the "Agreement"), Duncan Capital Group LLC ("Duncan") agreed to act as a financial consultant to NeoStem, Inc. (the "Company") on the terms set forth therein.

The Agreement is for an initial term of twelve months and is scheduled to expire in May 2007. This letter agreement is being provided to extend the term of the Agreement through December 31, 2007.

The parties further acknowledge that the monthly retainer fee of $7,500 for February 2007 through December 31, 2007 shall be paid in shares of the Company's Common Stock based upon the closing price of the Common Stock as of the date of this letter. The shares of Common Stock shall vest on a monthly basis through December 31, 2007 and shall be included on the next registration statement filed by the Company with the Securities and Exchange Commission. Except as set forth herein, the terms of the Agreement will remain unchanged.

Please execute below to acknowledge your agreement with the foregoing.

Sincerely,


NeoStem, Inc.
By:/s/ Robin Smith
   ---------------
   Robin Smith, Chairman and CEO

Agreed and accepted:

Duncan Capital Group LLC
By:/s/ Michael Crow
   ----------------
   Michael Crow, President